UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 14, 2011
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico (State or Other Jurisdiction of Incorporation)	66-0561882 (I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On July 14, 2011, First BanCorp (the “Corporation”), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), entered into amended and restated agreements with Thomas H. Lee Partners, L.P. (“THL”) and with funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and entered into an amendment to the investment agreement with institutional investors advised by Wellington Management Company, LLP to enable the Corporation to increase the size of the previously announced proposed capital raise from $515 million to $525 million.
     The amendments also will enable the Corporation to increase the size of the proposed rights offering from $35 million to $37.3 million, which will allow a rights offering in which each stockholder of record on the record date (which has not yet been established) to purchase one share of the Corporation’s common stock for every two shares of the common stock held on the record date at $3.50 per share. The proposed rights offering will allow the Corporation’s stockholders to purchase up to an aggregate of 10,657,142 shares of common stock. The Corporation intends to file a registration statement covering the rights offering with the U.S. Securities and Exchange Commission and the rights offering is expected to begin after the registration statement is declared effective by the U.S. Securities and Exchange Commission. The higher capital raise, together with the rights offering, will provide the Corporation up to $562.3 million in new common capital.
     The agreements with THL and Oaktree were also amended and restated to permit each of THL and Oaktree, as the case may be, (a) for as long as it owns at least 25% of the number of shares of Common Stock that it purchased from us, to acquire from us at such time as we offer or sell any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, to any other investor to which we sell Common Stock or its affiliates in the capital raise (other than an investor that owns more shares than THL or Oaktree), for the same price and on the same terms as such other offer or sale, up to an amount of new securities equal to the aggregate amount of new securities that we offer to sell to such other investor or its affiliates, and (b) for as long as it owns in the aggregate at least as many shares of Common Stock as any other entity or group of affiliated entities, if we offer to sell to any entity or group of affiliated entities Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, that would cause that entity or group of affiliated entities to own more shares of Common Stock than THL or Oaktree, as applicable, we will offer to sell to each of THL and Oaktree, for the same price and on the same terms as such other offer or sale, a number of new securities such that THL or Oaktree, as applicable, will own an amount of shares of Common Stock, after giving effect to the conversion or exercise of such new securities into Common Stock, equal to the number of shares of Common Stock owned by such other entity or group of affiliated entities.
     A copy of each of the agreements is attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively. A copy of the press release announcing the amendments to the agreements is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description of Exhibit
10.1	Amended and Restated Investment Agreement between First BanCorp and Thomas H. Lee Partners, L.P., dated as of July 14, 2011

10.2	Amended and Restated Investment Agreement between First BanCorp and Oaktree Capital Management, L.P. dated as of July 14, 2011

10.3	Amendment to Investment Agreement between First BanCorp and institutional investors advised by Wellington Management Company, LLP dated as of July 14, 2011 and exhibits B and C referenced in original Investment Agreement

99.1	Press Release dated July 18, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP
Date: July 19, 2011	By:	/s/ Lawrence Odell
		Name:	Lawrence Odell
		Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit	Description of Exhibit
10.1	Amended and Restated Investment Agreement between First BanCorp and Thomas H. Lee Partners, L.P., dated as of July 14, 2011

10.2	Amended and Restated Investment Agreement between First BanCorp and Oaktree Capital Management, L.P. dated as of July 14, 2011

10.3	Amendment to Investment Agreement between First BanCorp and institutional investors advised by Wellington Management Company, LLP dated as of July 14, 2011 and exhibits B and C referenced in original Investment Agreement

99.1	Press Release dated July 18, 2011